EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


Securities and Exchange Commission
Washington, DC

We consent to the use in this Amendment No. 3 to Registration Statement of Maximum Dynamics, Inc. of our report dated April 13, 2004, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Cordovano and Honeck, P.C.
------------------------------
Cordovano and Honeck, P.C.
Denver, Colorado
August 31, 2004